                                November 30, 2001

Atchison Casting Corporation
400 South 4th Street
Atchison, Kansas  66002-0188
Attention:  Chief Financial Officer

Re:  Atchison Casting Corporation (the "Company") April 3, 1998 Amended and
     Restated Credit Agreement by and among the Company, Harris Trust and
     Savings Bank, as Agent and the Banks party thereto (as heretofore amended, the "Credit Agreement")

Ladies and Gentlemen:

         Pursuant to the Eleventh Amendment and Forbearance Agreement dated as of September 12, 2001 (as amended by that certain side letter dated September
20, 2001, that certain side letter dated October 12, 2001, that certain side letter dated November 2, 2001, and that certain side letter dated November 20,
2001, the "Eleventh Amendment") the Bank Group agreed to temporarily forbear from enforcing its rights and remedies with respect to the Credit Agreement through November 30, 2001 (the "Standstill Expiration Date"). The Company has
requested that the Bank Group extend the Standstill Expiration Date through
December 14, 2001.

         Accordingly, effective upon the execution of this letter by the
Required Banks, the Company and each Guarantor in the spaces provided for that purpose below (which execution may be on separate counterparts of this letter, all of which are to constitute one and the same instrument), (i) the Standstill
Period shall be extended so that the new Standstill Expiration Date shall be
December 14, 2001, (ii) Section 11(h) of the Eleventh Amendment is amended by deleting the date "November 30, 2001" appearing therein and inserting in its place the date "December 14, 2001" and (iii) Section 18 of the Eleventh
Amendment is amended by deleting the date "December 5, 2001" appearing therein and inserting in its place the date "December 19, 2001." Except as specifically waived hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and are deemed to be reaffirmed as of the date hereof. Without limiting the generality of the foregoing, this letter does not waive any of the other Defaults or Events of Default that now exist.

         All defined terms used herein and not defined herein shall have the same meaning herein as in the Eleventh Amendment. This waiver shall be governed and construed in accordance with the laws of the State of Illinois. All capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Credit Agreement.

                               Very truly yours,

                               HARRIS TRUST AND SAVINGS BANK, in its individual
                               capacity as a Bank and as Agent

                               By: /s/ Neil Golub
                               Title:  Vice President

                               COMMERCE BANK, N.A.

                               By:  /s/ Dennis R. Block
                               Title:   Senior Vice President

                               U.S. Bank National Association, f/k/a
                               FIRSTAR BANK N.A. (f/k/a Firstar Bank Midwest, N.A.)
                               (f/k/a Mercantile Bank)

                               By:  /s/ Craig Buckly
                               Title:   Vice President

                               KEY BANK NATIONAL ASSOCIATION

                               By: /s/ George M. Adams
                               Title:  Vice President

                               COMERICA BANK

                               By:  /s/ Andrew R. Craig
                               Title:   Vice President

                             HIBERNIA NATIONAL BANK

                             By:
                             Title:_____________________________________________

                             NATIONAL WESTMINSTER BANK PLC

                             Nassau Branch

                             By:    /s/ Peter Ballard
                             Title: Head of Mid Corporate Team
                                    Corporate Restructuring Unit

                             New York Branch

                             By:    /s/ Peter Ballard
                             Title: Head of Mid Corporate Team
                                    Corporate Restructuring Unit

                             WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 (successor by merger to Norwest
                                 Bank Minnesota, N.A.)

                             By:    /s/ Calvin R. Emerson
                             Title: Vice President

Agreed and Accepted:

ATCHISON CASTING CORPORATION

By:    /s/ Kevin T. McDermed
Title: Vice President and Treasurer

AMITE FOUNDRY AND MACHINE, INC.
PROSPECT FOUNDRY, INC.
QUAKER ALLOY, INC.
CANADIAN STEEL FOUNDRIES, LTD.
3210863 CANADA INC.
KRAMER INTERNATIONAL, INC.
EMPIRE STEEL CASTINGS, INC.
LAGRANGE FOUNDRY INC.
THE G&C FOUNDRY COMPANY
LOS ANGELES DIE CASTING INC.
CASTCAN STEEL LTD.
CANADA ALLOY CASTINGS, LTD.
PENNSYLVANIA STEEL FOUNDRY & MACHINE COMPANY
JAHN FOUNDRY CORP.
INVERNESS CASTINGS GROUP, INC.
DU-WEL PRODUCTS, INC.
DAVIS CASTING AND ASSEMBLY, INC.
CLAREMONT FOUNDRY, INC.
LONDON PRECISION MACHINE & TOOL LTD.

By:    /s/ Kevin T. McDermed
Title: Vice President

GILMORE INDUSTRIES, INC.

By:     /s/ John R. Kujawa
Title:  President

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